Exhibit 99.1




                  TUMBLEWEED ANNOUNCES RECORD REVENUE IN 2004

                         CEO Announces Succession Plan

REDWOOD CITY, CA - January 24, 2005 - Tumbleweed(R) Communications Corp. (NASDAQ: TMWD), a leading provider of e-mail and file transfer security products for enterprises and government agencies, today reported results for the fourth quarter and year ended December 31, 2004.

Financial Results Tumbleweed reported Q4-04 revenue of $12.1 million, up 20% from $10.0 million in Q4-03; a net loss of $923,000, compared to a net loss of $703,000 in Q4-03; and non-GAAP income, which excludes certain items described below, of $102,000, compared to $334,000 in Q4-03. Net loss per share was $(0.02). Non-GAAP loss per share was $0.00.

For the year 2004, Tumbleweed reported record annual revenue of $43.4 million, up 42% from $30.6 million in 2003; a net loss of $7.5 million, compared to a net loss of $9.2 million in 2003; and non-GAAP loss of $2.5 million, compared to non-GAAP loss of $4.7 million for 2003. Net loss per share for 2004 was $(0.16). Non-GAAP loss per share was $(0.05).

Cash balances were $21.4 million at December 31, 2004.

"2004 was a record year for Tumbleweed across a variety of metrics, including revenue, income, cash-flow, product delivery, distribution, and new customer acquisition," said Jeffrey C. Smith, Chief Executive Officer of Tumbleweed. "For the year, we added three hundred and fifty new customers, grew our revenue by more than 40%, and generated cash from operations."

"Fourth quarter results exceeded our estimates. The investments we made in products and distribution in the front half of 2004 are beginning to have a positive impact and provide Tumbleweed with increasing momentum entering 2005," said Mr. Smith.

"In addition to our continued revenue growth, we increased our cash position by more than $800,000 in the quarter and were cash flow positive from operations in the quarter and for the year," said Tim Conley, Chief Financial Officer of Tumbleweed. "We are pleased to have finished the year with a very solid quarter."

New Customer Wins

Tumbleweed continued to execute on its goal of attracting new customers while expanding penetration into its existing customer base. During the fourth quarter, Tumbleweed signed approximately 400 customer contracts including 100 new customers. Approximately 100 customers entered into contracts for repeat business, exclusive of maintenance renewals. Tumbleweed has more than 1,000 enterprise customers.

New customers were primarily in the financial services, health care, and government markets and included such accounts as Barclays Global Investors, Children's Hospital Seattle, Collegiate Funding Services, Driscoll Childrens Hospital, Henry Ford Health System, Intermountain Healthcare, Irish Life and Permanent, RL Polk & Co., and a division of the U.S. Army.

Demonstrating continued customer satisfaction with its products, Tumbleweed received orders for expansion of existing applications or new product deployments from its existing customer base. These orders were from accounts such as Aetna Life Insurance, American Express, Bank of America, Express Scripts, Hewitt Associates, McKesson HBOC, National City Corp., Premera Blue Cross, TD Waterhouse, the U.S. Navy, Wachovia Bank and Wells Fargo Bank.


Product News and Industry Recognition

Tumbleweed continues its leadership in the communications security market, with new products shipping in volume in its secure email and file transfer product lines. Through its growing product portfolio, Tumbleweed has pioneered the "two-tier" approach to secure communications, offering multiple solutions within each product line that can be used together or separately to protect information at various points within the network. META Group, an industry analyst firm, recognized Tumbleweed's leadership by giving the Tumbleweed Email Firewall product its highest product functionality rating in a report comparing Tumbleweed and its key competitors.

   o Tumbleweed Email Firewall was ranked by META Group as having the best email hygiene functionality in the industry in the firm's "E-Mail Hygiene Vendor Comparison" META Practice Report. The study focused on the top twelve companies providing hygiene solutions, comparing them across twelve key criteria. Tumbleweed received the highest marks in the overall Product Functionality category and the top scores in content filtering and secure mail categories.

   o Tumbleweed announced the release of Email Firewall 6.1, which includes the integration of Intent-Based Filtering (IBF) artificial intelligence into the product, as well as enhancements to system management, the policy engine and security. Email Firewall 6.1 is especially significant in that it is the first version of the product to leverage technology (IBF) gained from the Corvigo acquisition and accompanying MailGate product line. Now, both Email Firewall and MailGate share the same best-of-breed technology, employing both IBF and Dynamic Anti-Spam for pro-active and reactive spam prevention.

   o During the quarter, Tumbleweed began production shipments of MailGate Edge, Tumbleweed's newest addition to its suite of email security products. MailGate Edge provides network-level perimeter defense, blocking Directory Harvest Attacks (DHAs) and Denial of Service (DoS) attacks before the unwanted traffic enters the corporate network. MailGate Edge complements Tumbleweed's other email security offerings, offering an additional "tier" of protection and stopping intrusions before they can adversely impact network and server performance.

   o During Q4, Tumbleweed successfully shipped the appliance version of SecureTransport, the Company's industry-leading enhanced file transfer solution, resulting in orders of more then $1.0 million for this new product. By providing an out-of-the-box, hardened Linux appliance, SecureTransport makes it even easier for organizations to move from VPNs, proprietary networks and home-grown FTP and EDI point products to a standard, easy-to-deploy and cost-effective solution for securely transferring files.


Expanding Distribution

Tumbleweed continued its efforts to expand its distribution and market reach by adding 14 new channel partners in the quarter. In addition to selling the MailGate and MailGate Edge appliances through the channel, Tumbleweed also began working with select resellers to expand their product depth, successfully closing its first SecureTransport, Secure Messenger, and Email Firewall deals through resellers.

Patents

The U.S. Patent and Trademark Office granted one additional patent to Tumbleweed during the quarter, Patent No. 6,826,609 "Policy enforcement in a secure data file delivery system." Tumbleweed now owns 21 U.S. patents.

Tumbleweed also secured license agreements for its Email Firewall patents with two additional competitors during the quarter. Tumbleweed has now licensed its patents to twelve competitors, reflecting the continued value and relevance of its intellectual property for the email security industry.


First Quarter Financial Outlook
Tumbleweed's outlook for the first quarter of 2005:

   o Tumbleweed currently estimates that revenue in the first quarter of 2005 will be between $11.0 million and $12.0 million. This estimate reflects in part the historically seasonal nature of its business in which, over the past several years, revenue has been flat or lower in the first fiscal quarter as compared to the fourth quarter.

   o GAAP net loss for the first quarter of 2005 is currently expected to be approximately $2.0 million to $1.0 million, or $(0.04) to $(0.02) per share.

   o The non-GAAP results for the first quarter of 2005 are currently expected to range from a loss of $1.0 million to breakeven, or $(0.02) to $0.00 per share. Per share amounts are based on approximately 48.0 million shares. Non-GAAP loss excludes amortization of intangibles and stock-based compensation expense estimated to be approximately $1.0 million.

   o Cash balances are expected to be at least $20 million at the end of the first quarter.

Transition of Chief Executive Officer

Tumbleweed also announced today that Jeffrey C. Smith, who currently serves as its CEO and Chairman of the Board of Directors, has notified the Company that he would like to step down as CEO at such time as the Company secures a qualified successor. Mr. Smith will remain in the CEO role until a successor is named, and will continue to serve as an active Chairman of the Board after the CEO transition occurs.

"I am proud of all we have accomplished since Jean-Christophe Bandini and I founded the Company in 1993 and am optimistic about Tumbleweed's future," said Mr. Smith. "With Tumbleweed established as a market leader in email and file transfer security, I feel it is the right time to step back from daily operations to spend more time with my young and growing family."


Conference Call Information
Tumbleweed management will host a conference call at 2:00 p.m. PST (5:00 p.m.
EST) today to discuss these results. The call can be accessed by dialing 800-267-9517 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-642-1687 and entering the following pass code: 3192268. Also, the conference call will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

Non-GAAP Information
The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes merger-related and other costs, amortization of intangible assets and stock-based compensation expense. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses. The non-GAAP operating results are presented for supplemental informational purposes only for understanding Tumbleweed's operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in the attached financial statements.

About Tumbleweed Communications Corp.
Tumbleweed provides security solutions for email protection, file transfers, and identity validation that allow organizations to safely conduct business over the Internet. Tumbleweed offers these solutions in three comprehensive product suites: MailGate, SecureTransport and Valicert Validation Authority. MailGate provides protection against spam, viruses and attacks, and enables policy-based message filtering, encryption and routing. SecureTransport enables business to safely exchange large files and transactions without proprietary software. Valicert Validation Authority is the world-leading solution for determining the validity of digital certificates. Tumbleweed's enterprise and government customers include ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the US Food and Drug Administration, the US Department of Defense, and all four branches of the US Armed Forces. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Safe Harbor Statement
Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook, markets, products, services, as well as its ability to successfully undertake a CEO transition. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 15, 2004 and Forms 10-Q filed May 10, 2004, August 12, 2004 and November 9, 2004.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents Tumbleweed's expectations only as of the date of this release and should not be viewed as a statement about Tumbleweed's expectations after such date. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein.

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                                        Tumbleweed Communications Corp.
                                     Condensed Consolidated Balance Sheets
                                               December 31, 2004
                                                   (in 000s)

                                                                              12/31/2004          12/31/2003
                                  ASSETS                                      (unaudited)        (unaudited)
                                  ------                                   ------------------  -----------------

CURRENT ASSETS
  Cash and cash equivalents                                                        $  21,435          $  25,351
  Accounts receivable, net                                                             7,459             10,039
  Other current assets                                                                 1,544              1,068
                                                                           ------------------  -----------------
     TOTAL CURRENT ASSETS                                                             30,438             36,458
                                                                           ------------------  -----------------
Goodwill                                                                              48,074             13,308
Intangible assets, net                                                                 7,299              4,392
Property and equipment, net                                                            1,316              1,648
Other assets                                                                             589                540
                                                                           ------------------  -----------------
                TOTAL ASSETS                                                       $  87,716          $  56,346
                                                                           ==================  =================

                           LIABILITIES & EQUITY
                           --------------------

CURRENT LIABILITIES
  Accounts payable                                                                 $     324          $     250
  Current installments of long-term debt                                                 267                267
  Accrued liabilities                                                                  5,006              6,791
  Accrued merger-related and other costs                                                 775                485
  Deferred revenue                                                                    13,915             11,808
                                                                           ------------------  -----------------
     TOTAL CURRENT LIABILITIES                                                        20,287             19,601
                                                                           ------------------  -----------------
LONG TERM LIABILITIES
  Long-term debt, excluding current installments                                         200                467
  Accrued merger-related and other costs, excluding current portion                      430                540
  Deferred revenue, excluding current portion                                          4,248              2,984
  Other long term liabilities                                                            147                159
                                                                           ------------------  -----------------
     TOTAL LONG TERM LIABILITIES                                                       5,025              4,150
                                                                           ------------------  -----------------
     TOTAL LIABILITIES                                                                25,312             23,751
                                                                           ------------------  -----------------
STOCKHOLDERS' EQUITY
  Common stock                                                                            49                 43
  Additional paid-in capital                                                         351,121            313,532
  Treasury stock                                                                        (796)              (796)
  Deferred stock compensation expense                                                   (525)              (302)
  Accumulated other comprehensive loss                                                  (648)              (585)
  Accumulated deficit                                                               (286,797)          (279,297)
                                                                           ------------------  -----------------
     TOTAL STOCKHOLDERS' EQUITY                                                       62,404             32,595
                                                                           ------------------  -----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $  87,716          $  56,346
                                                                           ==================  =================
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                                             Tumbleweed Communications Corp.
                                     Condensed Consolidated Statements of Operations
                                                    December 31, 2004
                                             (in 000s, except per share data)

                                                                    Three Months Ended             Twelve Months Ended
                                                                       December 31,                   December 31,
                                                                        (unaudited)                    (unaudited)
                                                                ----------------------------   ----------------------------
                                                                    2004          2003             2004           2003
                                                                ------------- --------------   -------------  -------------
 REVENUES
  Product revenue                                                   $  5,925       $  5,369       $  19,628      $  16,342
  Service revenue                                                      5,790          4,008          21,934         12,648
  Intellectual property and other revenue                                360            670           1,876          1,605
                                                                ------------- --------------   -------------  -------------
     NET REVENUE                                                      12,075         10,047          43,438         30,595
                                                                ------------- --------------   -------------  -------------
 COSTS OF REVENUES
  Cost of product and service revenue                                  1,971            918           6,112          4,894
  Amortization of intangible assets                                      510            216           1,837            750
                                                                ------------- --------------   -------------  -------------
 GROSS PROFIT                                                          9,594          8,913          35,489         24,951

OPERATING EXPENSES
  Research and development                                             2,735          2,554          11,563          9,127
  Sales and marketing                                                  5,722          4,730          23,125         15,857
  General and administrative                                           1,630          1,681           5,319          6,170
                                                                ------------- --------------   -------------  -------------
 SUB-TOTAL OPERATING EXPENSES                                         10,087          8,965          40,007         31,154
  Stock-based compensation expense                                       118             42             640            166
  Amortization of intangible assets                                      321            306           1,458            532
  Amortization of in-process research and development                      -              -               -            100
  Merger-related and other costs                                          76            473           1,078          2,909
                                                                ------------- --------------   -------------  -------------
 TOTAL OPERATING EXPENSES                                             10,602          9,786          43,183         34,861
                                                                ------------- --------------   -------------  -------------
 OPERATING LOSS                                                       (1,008)          (873)         (7,694)        (9,910)
 NON-OPERATING INCOME (EXPENSE)
 Other income (expense), net                                              72            175             213            752
                                                                ------------- --------------   -------------  -------------
 NET LOSS BEFORE TAXES                                                  (936)          (698)         (7,481)        (9,158)
  Provision for income taxes                                             (13)             5              16             29
                                                                ------------- --------------   -------------  -------------
 NET LOSS                                                          $    (923)      $   (703)     $   (7,497)     $  (9,187)
                                                                ============= ==============   =============  =============

Shares used in computing basic and diluted
   Net loss per share                                                 48,082         42,006          46,777         36,007

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE                      $   (0.02)      $  (0.04)     $    (0.16)     $   (0.26)
                                                                ============= ==============   =============  =============

Reconciliation to Non-GAAP Net Income (Loss)
NET LOSS                                                           $    (923)      $   (703)     $   (7,497)     $  (9,187)
  Stock-based compensation expense                                       118             42             640            166
  Amortization of intangible assets                                      831            522           3,295          1,282
  Amortization of in-process research and development                      -              -               -            100
  Merger-related and other costs                                          76            473           1,078          2,909
                                                                ------------- --------------   -------------  -------------
NON-GAAP NET INCOME (LOSS)                                         $     102       $    334      $   (2,484)     $  (4,730)
                                                                ============= ==============   =============  =============

NON-GAAP BASIC AND DILUTED NET INCOME (LOSS) PER SHARE             $    0.00       $   0.01      $    (0.05)     $   (0.13)
                                                                ============= ==============   =============  =============
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